UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 30, 2008, Genworth Financial, Inc. (the “Company”) issued a press release announcing that it is examining a number of strategic alternatives regarding its U.S. Mortgage Insurance business, including a possible spin-off, to determine the optimal course for the Company, its customers and shareholders.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expects,” “will,” or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, including the factors described under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2007. There also can be no assurance that any transaction will occur or that the Company’s businesses will not be affected by uncertainty arising from its strategic review of the U.S. Mortgage Insurance business. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: October 1, 2008	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

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